                         AGREEMENT FOR PURCHASE AND SALE
                             OF PERCENTAGE INTEREST
                                 OF PARTNERSHIP
                            (MPI OF SOUTHERN FLORIDA)


     THIS AGREEMENT FOR PURCHASE AND SALE OF PERCENTAGE INTEREST OF PARTNERSHIP is entered into with an effective date as of February 1, 2000, by and between VENTURI TECHNOLOGIES, INC., a Nevada corporation having its principal office at 763 North 530 East, Orem, Utah 84097 ("Purchaser") and EIKOV ENTERPRISES, INC., a Florida Corporation ("Seller").

     WHEREAS, Seller is a co-partner, with ALL FOURS DISTRIBUTING, INC., a Colorado corporation ("All Fours") with respect to that certain general partnership, organized and existing under Colorado law, commonly known and referred to as "MPI of Southern Florida" ("Partnership"); and together, All Fours and Seller collectively comprise one hundred percent (100%) of the Partnership; and

     WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser all of the Seller's interest in and to the Partnership in exchange for cash, a promissory note, assumption by Purchaser of certain liabilities, and Purchaser's conveyance of an amount of its common stock upon the terms described in this Agreement and the original Restated Global Agreement of Purchase and Sale, dated October 16, 1999, as later amended by Amendment No. 1, dated as of January 24, 2000 (hereinafter collectively "Global Agreement").

     NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:

     1. PURCHASE OF PARTNERSHIP INTEREST. Seller shall assign, transfer, convey and deliver to the Purchaser its total percentage interest in and to the Partnership which said Partnership owns certain properties, assets, claims, contracts and businesses of every kind, character and description, whether tangible or intangible, whether accrued, contingent or otherwise, and wherever located (each of which is referred to as an "Asset" and cumulatively referred to as "Business Assets") relating to or comprising the Business; and including, without limitation, all equipment and machinery; goodwill and all unfilled customer orders or service requests; all inventories, accounts receivable, cash on hand and petty cash, prepayments, notes receivable, advances, deposits and other receivables; all leaseholds, fixtures and leasehold improvements; all supplies, vehicles, furniture, office furnishings and fixtures; all claims, rights and benefits under contracts, purchase orders or otherwise; all coverage under Seller's existing insurance policies (if VTI so elects); all trade names and service marks and registrations and applications therefor, trademarks, trademark applications and registrations, copyright applications and registrations, patents and patent applications and registrations; all trade secrets, know-how, licenses, processes, formulae, royalties, customer lists and files, inventories, discoveries, improvements, proprietary or technical information, computer hardware and software, data, plans, specifications, drawings and the like, all memberships; all financial, inventory, marketing, personnel, and other books and records, product literature and advertising; governmental permits, approvals and authorization (excluding telephone exchange); all business records and plans, all licenses, assignments, secrecy and royalty agreements relating to any proprietary rights or trade secrets; and

          (i) all of Seller's interest in and to the Partnership reflected on the Balance Sheet of the Business Operation as of the Closing Date; and

          (ii) all of Seller's interest in and to the Partnership of a nature not normally reflected on a Balance Sheet in accordance with generally accepted accounting principles which are used primarily in or are primarily related to the Business; and

          (iii) any interest in the certain Partnership held by other divisions or affiliates of the Seller set forth on Exhibit A attached to this Agreement, if any.

The interest described above and as set forth within Exhibit A are referred to collectively as the "Seller's Percentage Interest of Partnership. For purposes of this and any companion agreement dealing with Purchaser's acquisition of the Seller's Partnership Interest, Seller shall be deemed to own an undivided forty-nine percent (49%) interest and All Fours shall be deemed the owner of the balance of the Partnership. By virtue of a companion Stock Purchase Agreement of even date, the shareholders of All Fours are selling their total interests in and to the corporate stock to Purchaser. It is the intent of the Parties that said transactions will vest one hundred percent (100%) of the Partnership Interest of MPI of Southern Florida into Purchaser.

     2.   PAYMENT FOR SELLER'S INTEREST.

          2.1 The payment for the Seller's interest in and to the Partnership shall be in the monetary equivalent amount of $122,500 comprised of the following:

               2.1.1 CASH AND PROMISSORY NOTE. At the Closing, Purchaser will pay or deliver to Escrow Agent the following as partial consideration for the Seller's interest:

                    (a) $24,500.00 cash at closing;

                    (b) A promissory note duly executed by Purchaser in the principal amount of $49,000.00 in the form and pursuant to the terms of Exhibit B, attached hereto.

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               2.1.2 VENTURI STOCK. As additional consideration for the
acquisition of Seller's Interest, Purchaser shall issue to Seller and deliver to the Escrow Agent 12,250 shares of Purchaser's authorized but unissued $0.001 par value common stock ("Venturi Shares").

               2.1.3 LIABILITIES UNDERTAKING. At the Closing, Purchaser shall also execute a "Liabilities Undertaking" in the form of the attached Exhibit "C", pursuant to which Purchaser agrees to pay or discharge the obligations specifically set forth therein.

     3. CLOSING. The consummation of the purchase and sale of the Business Assets as provided for in this Agreement will take place by the execution of documents in Boulder, Colorado by the appropriate and designated signatories ("Closing").

     4. SELLER'S OBLIGATIONS AT CLOSING; FURTHER ASSURANCES.

          4.1 At the Closing, Seller shall arrange for delivery to the Escrow
Agent:

               4.1.1 a Bill of Sale and Assignment signed by Seller in the form attached as Exhibit "D";

               4.1.2 any other instruments of assignment and transfer necessary to vest in Purchaser good and marketable title to Seller's Partnership Interest;

               4.1.3 all contracts and records relating to Seller's Partnership Interest;

               4.1.4 all documents required by this Agreement.

          4.2 At any time after the Closing, Purchaser may request and Seller must sign and/or deliver any documents necessary to transfer and assign to Purchaser, and confirm Purchaser's title to Seller's Partnership Interest, and to assist Purchaser in the exercise of all rights thereto. After the Closing, Seller shall have access to the books and records pertaining to its pre-closing operations.

          4.3 Purchaser shall have the right to collect any receivables that may be transferred to Purchaser under this Agreement as of the Closing date and to endorse Seller's name on checks received for such receivables. Seller shall transfer to Purchaser any cash or other property Seller receives for such receivables.

          4.4 The Parties agree that with each disbursement or release from Escrow that all payments on the Note may be made directly to the Seller. VTI further agrees to forward a photocopy of all checks or wire transfer debits made to the Escrow Agent.

      5. REPRESENTATIONS AND WARRANTIES BY SELLER. To the best of its knowledge and belief, Seller represents and warrants to Purchaser as follows:

          5.1 ORGANIZATION, STANDING AND QUALIFICATION. MPI of Southern Florida is a general partnership duly organized, validly existing and in good standing under the laws of the State of Colorado. All Fours is the holder of a 51% partnership interest therein, and Seller, a Florida corporation, is the holder of a 49% partnership interest therein. Seller has all requisite power and authority and is entitled to carry on its business as now being conducted and to own, lease or operate its properties as and in the places where such business is now conducted.

          5.2 EXECUTION AND PERFORMANCE OF AGREEMENT; AUTHORITY. The performance of this Agreement by Seller will not result in a default or breach of any other agreement to which Seller or All Fours is a party. Seller, All Fours and their respective signatures have the authority to enter into and consummate this transaction.

          5.3 FINANCIAL STATEMENTS. The copies of the following financial statements given to Purchaser and prepared by Seller's representatives (called the "Financial Statements") are complete and correct, have been prepared from the records of MPI of Southern Florida in accordance with generally accepted accounting principles.

               5.3.1 unaudited balance sheet of MPI of Southern Florida (the "Balance Sheet") as of January 31, 2000 (the "Balance Sheet Date"); MPI of Southern Florida's unaudited income statement for the Period 12/26/00 to 1/31/00. Also attached as Exhibit G is unaudited Balance Sheet for the period 12/26/99 to 1/31/00.

Such statements of earnings do not contain any items of special income or any other income not earned in the ordinary course of business except as specified therein, and such interim financial statements include all adjustments, which consist only of normal recurring accruals, necessary for such fair presentation.

          5.4 ABSENCE OF UNDISCLOSED LIABILITIES. Except as reflected in Exhibit D or on the Balance Sheet, as of the Balance Sheet Date MPI of Southern Florida had no debts or obligations of any nature whatsoever, including any tax liabilities incurred in respect of its income, or its period prior to the close of business on the Balance Sheet Date or any other debts or obligations relating to any act, omission or other condition which occurred or existed on or before the Balance Sheet Date.

          5.5 TAXES. All taxes and assessments imposed by any taxing authority, whether federal, state, local, foreign or otherwise which are due or payable by Seller and/or MPI of Southern Florida, and all interest and penalties thereon, have been paid in full (except Use tax returns). All tax returns required to be filed have been accurately prepared and filed and all deposits required to be made by Seller and or MPI of Southern Florida with respect to employees' withholding taxes have been made. Seller and Purchaser agree that Seller is responsible for taxes only on the income of the Partnership through January 31, 2000. Accordingly, Purchaser agrees to terminate the Partnership pursuant to IRC ss.708(b)(1) upon the consummation of this transaction and in conjunction with the closing of the Stock Purchase Agreement for All Fours effective as of the commencement of business on February 1, 2000. The accounting firm of Kreisman, Wolach and Williams, P.C. will prepare the Partnership return through January 31, 2000. Seller and Purchaser agree to use the book value of the inventory for the Partnership in conformity with the Financial Statements as the fair market value of such inventory and to use the amounts determined by the Seller as the fair market value of the fixed assets of the Partnership as of January 31, 2000 for all tax purposes. Seller and All Fours agree to make an election under IRC Section 754 on the January 31, 2000 Partnership return if so requested by Buyer on or before May 1, 2000.

          5.6 ABSENCE OF CHANGES OR EVENTS. Between the Balance Sheet Date and the Closing Date, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Partnership, and no event has occurred or circumstance exists that may result in such a material adverse change.

          5.7 LITIGATION. To the best of its knowledge, there is no claim, order, investigation or other proceeding against Seller and/or MPI of Southern Florida, its employees, its properties, or business or the transactions contemplated by this Agreement, and Seller knows of no basis for the same.

          5.8 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. To the best of Seller's knowledge MPI of Southern Florida has complied with all laws applicable to its business and the ownership and use of Business Assets as well as the conduct of its business will not conflict with the rights of any other person or entity, and will not cause a default under any agreement to which Seller and/or MPI of Southern Florida is a party. Seller is not aware of any proposed laws, condemnations or other proceedings which would adversely affect the Partnership or its business undertakings.

          5.9 TITLE TO PROPERTIES. Seller has a valued percentage interest in and to Partnership. Neither the Partnership Interest nor the Business Assets are subject to any lien, lease, license, or adverse claim except (i) as expressly set forth in the schedules attached to this Agreement, or (ii) insubstantial imperfections of title which have arisen in the ordinary course of business. To the best of Seller's knowledge, except as set forth in the schedules attached to this Agreement, the Business Assets are in good operating condition and repair, are suitable for the purposes used, and are adequate for all current operations.

          5.10 ENVIRONMENTAL COMPLIANCE. To the best of Seller's and MPI of Southern Florida's knowledge: (a) the Partnership is being operated in compliance with all environmental laws and with all terms of required permits and licenses, (b) Seller is not aware of any circumstances that may interfere with its compliance with environmental laws or which may give rise to any liability, or which would otherwise form the basis of any claim or investigation, and that is based on Seller's manufacture, storage, disposal, transport, or handling, or the release into the environment, of any hazardous substance, (c) Seller is unaware of any claim, investigation, or proceeding pending or threatened against Seller and/or the Partnership, in connection with the Business Assets or its business relating to environmental laws, and (d) Seller currently maintains all material government permits, licenses and agreements required to operate the Partnership and its business, and has complied with all requirements relating thereto.

          5.11 SCHEDULES. Exhibit E contains a complete list and description of:

               5.11.1 All real property in which the Partnership has any ownership or other interest and which is used in connection with the operation of its business.

               5.11.2 All equipment, motor vehicles, and other personal property (other than inventory and supplies), owned or leased by the Partnership setting forth a summary description of all leases, claims, and conditions relating thereto.

               5.11.3 All patents, trademarks, service marks, service names, trade names, and copyrights together with any registrations, applications and licenses related thereto, owned by Seller and/or MPI of Southern Florida, or used in the Business Operation.

               5.11.4 All insurance policies insuring Seller or MPI of Southern Florida or its assets, specifying the name of the insurer, the risk insured against, the limits of coverage, the deductible amount, the premium rate and the date through which coverage will continue by virtue of premiums already paid.

               5.11.5 All contracts or agreements relating to the Partnership or Business Assets to which the Partnership is a party.

               5.11.6 All employment and consulting agreements, compensation plans, pension plans or retirement plans, group life, health and accident insurance and other employee benefit plans, including holiday, vacation, Christmas and other bonus practices, to which the Partnership is a party.

To the best of Seller's knowledge, all of the agreements, leases and licenses required to be listed on Exhibit E (other than those which have been fully performed) are valid and binding. Except as disclosed in Exhibit E, no payment required to be made under any such agreement, lease or license has been prepaid more than 30 days prior to its due date, and there is not any default, or event which would constitute a default, and none of such agreements, leases or licenses is unduly burdensome or adverse to the Partnership's Assets or business or likely to result in any material loss or liability. None of the Partnership's existing or completed contracts is subject to renegotiation with any government body.

          5.12 NO GUARANTIES. No obligation of MPI of Southern Florida is guaranteed by any other person or entity, nor has the Partnership guaranteed any obligation of any other person or entity.

          5.13 RECEIVABLES. All of the prior receivables have arisen only from transactions in the ordinary course of business and are customarily collectible within 90 days after each receivable arose, without offset or resort to litigation.

          5.14 RECORDS. The accounting books of the Partnership are complete and correct, and to the best of Seller's knowledge, no transactions which are required to be recorded therein have been omitted.

          5.15 DISCLOSURE. All of Seller's representations made in this Agreement and its related documents are true and contain no untrue statements and do not omit important facts. Seller has disclosed to Purchaser in writing all the adverse facts concerning the Business Assets, the Partnership and its business operation.

          5.16 NO CONFLICT. To the best of Seller's knowledge, performance of this Agreement by Seller will not conflict with any regulations or agreements to which the Partnership is a party. No authorization or filing, which has not already been completed, is necessary for the Partnership to perform this Agreement.

     6. REPRESENTATIONS AND WARRANTIES BY PURCHASER. Purchaser represents and warrants to Seller as follows:

          6.1 ORGANIZATION. Purchaser is a corporation organized and in good standing under the laws of the State of Nevada and has full authority to enter into this Agreement and to carry on its business and to own and operate its properties.

          6.2 AUTHORIZATION AND APPROVAL OF AGREEMENT. All actions required to be taken by Purchaser relating to the signing of this Agreement shall have been taken at or prior to the Closing.

          6.3 EXECUTION AND PERFORMANCE OF AGREEMENT. The performance of this Agreement by Purchaser will not result in a default of any other agreement to which Purchaser is a party. Purchaser has the authority to enter into this Agreement.

          6.4 LITIGATION. There is no claim, order, investigation or other proceeding, against Purchaser relating to the transactions contemplated by this Agreement and Purchaser does not know or have any reason to be aware of any basis for the same.

     7.   CONDUCT OF BUSINESS PRIOR TO CLOSING.

          7.1 Prior to the Closing, the Partnership shall be conducted in a manner consistent with its prior practice and shall preserve its assets and properties in good condition and maintain insurance thereon in accordance with present practices, and Seller will use its best efforts (i) to preserve the business and organization of the Partnership intact, (ii) to keep available the services of the Partnership's present employees, agents and independent contractors, (iii) to preserve the goodwill of the Partnership's suppliers, customers, landlords and others having business relations with it, and (iv) to cooperate with Purchaser and assist in obtaining the consent of any party to any lease or contract with the Partnership where the consent of such party may be required by reason of this Agreement.

          7.2 If there is a change in any information contained in this Agreement or its related documents prior to closing, Seller shall give Purchaser prompt written notice.

          7.3 Seller shall consult with and follow the recommendations of Purchaser with respect to (i) canceling agreements to which the Partnership is a party, including purchase orders and commitments for capital expenditures or improvements, (ii) discontinuing particular items or operations and (iii) purchasing, pricing or selling policy (including offering services at discounts); provided, however, that nothing contained in this Section shall require Seller to take action that is likely to result in a penalty or claim for damages against the Partnership, or in losses to the Partnership, or to interfere with the conduct of the Partnership's business consistent with prior practice, or to result in a breach by Seller or the Partnership of any of its representations contained in this Agreement (unless the breach is waived by Purchaser).

     8. ACCESS TO INFORMATION AND DOCUMENTS. Upon Purchaser's request, Seller shall give Purchaser access to the Partnership's personnel and all its properties, documents and records and shall furnish copies of documents requested by Purchaser. Purchaser shall not improperly disclose the same prior to the Closing.

     9.   EMPLOYMENT MATTERS.

          9.1 Purchaser shall offer employment to those current employees of the Partnership that are listed on Exhibit F attached hereto, at the compensation listed therein.

          9.2 Within a reasonable period following the Closing Date Purchaser shall provide training and support to the Partnership's employees to enable them to use and sell Purchaser's products and services.

     10. CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS. All obligations of Purchaser under this Agreement are subject to, at Purchaser's option, each of the following conditions at or prior to the Closing, and Seller shall use its best efforts to cause each condition to be fulfilled:

          10.1 All representations of Seller in this Agreement or the related documents shall be correct when made and shall be deemed to have been made again as of the Closing Date, and shall then be correct except for changes allowed under the terms of this Agreement.

          10.2 All duties required by this Agreement to be performed by Seller at or before the Closing shall be performed.

          10.3 Since the date of this Agreement there shall be no material adverse change in the condition of the Partnership or the Business Assets.

          10.4 All documents required to be delivered to Purchaser at or prior to the Closing shall be delivered.

     11. CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS. All obligations of Seller at the Closing are subject to, at Seller's option, each of the following conditions at or prior to the Closing, and Purchaser shall use its best efforts to cause each condition to be fulfilled:

          11.1 All representations of Purchaser contained in this Agreement or the related documents shall be correct when made and as of the Closing.

          11.2 All duties required by this Agreement to be performed by Purchaser at or before the Closing shall be performed.

     12.  INDEMNIFICATION.

          12.1 Seller shall indemnify and agrees to hold Purchaser harmless from:

               12.1.1 any loss suffered by Purchaser because a representation was not true, a warranty was breached or a duty was not performed by Seller contained in this Agreement or a related document;

               12.1.2 any loss suffered by Purchaser in connection with any of the Partnership's liabilities which are not assumed by Purchaser under the Liabilities Undertaking;

               12.1.3 any liabilities or debts of the Partnership, which exist as of the Closing Date or which arise after that date but which are based upon any transaction, state of facts or other condition which occurred on or before the Closing, except to the extent reflected on the schedules attached to this Agreement;

               12.1.4 any liabilities or debts of the Partnership, which exist as of the Closing Date or which arise after that date but which are based upon any transaction, state of facts or other condition which occurred on or before the Closing Date, except to the extent (i) reflected on the schedules attached to this Agreement or incurred in connection with a purchase in the ordinary course of the Partnership's business and in conformity with the representations contained in this Agreement, and (ii) assumed by Purchaser under the terms of the Liabilities Undertaking; and

               12.1.5 any claims, judgments and expenses, including legal fees, incurred for any of the foregoing or for attempting to avoid or oppose the same or for enforcing this indemnity.

          12.2 Purchaser hereby agrees to indemnify and hold Seller harmless from:

               12.2.1 any loss suffered by Seller because a representation was not true, a warranty was breached or a duty was not performed by Purchaser contained in this Agreement or a related document;

               12.2.2 any liabilities or debts of the Partnership assumed by Purchaser under this Agreement or the Liabilities Undertaking; and

               12.2.3 any claims, judgments and expenses, including legal fees, incurred for any of the foregoing or for attempting to avoid or oppose the same or for enforcing this indemnity.

     13. NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement shall survive the Closing.

     14. NOTICES. Any notices described under this Agreement shall be in writing and shall be deemed given when personally delivered or mailed by first class registered mail, return receipt requested, addressed to the parties at the addresses set forth above.

     15. ARBITRATION. Any action, dispute, controversy or claim between or among the Parties, whether sounding in contract, tort, or otherwise ("Dispute") shall, at the request of any Party, be finally resolved by arbitration as set forth and provided for within Paragraph 10 of the Restated Global Agreement, as amended.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first written above.

                                    ALL FOURS DISTRIBUTING, INC.,
                                    a Colorado corporation,

                              By:
                                 -------------------------------------------
                                    Lloyd E. Peterman

                              By:
                                 -------------------------------------------
                                    Mitchell J. Martin


STATE OF COLORADO       )
                        ) ss.

COUNTY OF               )

     The foregoing instrument was acknowledged before me this _____ day of ____________, 2000, by Lloyd E. Peterman, President, and Mitchell J. Martin, Vice President of ALL FOURS DISTRIBUTING, INC., a Colorado corporation, general partner of MPI OF ____________, an ___________________ general partnership.

      Witness my hand and official seal.

      My commission expires:  ___________________________.


                                    ------------------------------------------
                                    Notary Public

                                   VENTURI TECHNOLOGIES, INC.,
                                    a Nevada corporation


                              By:
                                 -------------------------------------------


STATE OF                )
                        ) ss.
COUNTY OF               )

     The foregoing instrument was acknowledged before me this _____ day of ____________, 2000, by _____________________________________, of VENTURI
TECHNOLOGIES, INC., a Nevada corporation.

      Witness my hand and official seal.

      My commission expires:  ___________________________.


                                    ------------------------------------------
                                    Notary Public


                                    EIKOV ENTERPRISES, INC.,
                                    a Florida Corporation

                              By:
                                 -------------------------------------------
                                    Matt Eikov, President

STATE OF                )
                        ) ss.
COUNTY OF               )

      The foregoing instrument was acknowledged before me this _____ day of ____________, 2000, by Matt Eikov, President of EIKOV ENTERPRISES, INC, a Florida corporation.

      Witness my hand and official seal.
      My commission expires:  ___________________________.

                                    ------------------------------------------
                                    Notary Public

                                    EXHIBIT A

                             MPI OF SOUTHERN FLORIDA
                                    (Assets)

                                    EXHIBIT B
                             MPI OF SOUTHERN FLORIDA
                                (Promissory Note)

                                    EXHIBIT C
                             MPI OF SOUTHERN FLORIDA
                            (Liabilities Undertaking)

                                    EXHIBIT D
                             MPI OF SOUTHERN FLORIDA
                          (Bill of Sale and Assignment)

                                    EXHIBIT E
                             MPI OF SOUTHERN FLORIDA


1.   All Real Property in which Seller's interest.

2.   All equipment/motor vehicles/personal property (owned or leased)

3.   All pertinent Trademarks, Service marks

4.   Policies of Insurance

5.   Contracts

6.   Employment/Consulting Agreements and Contracts

                                    EXHIBIT F
                             MPI of Southern Florida
                              (Employment Matters)